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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported): September 20, 2001



                              THE BANC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


          0-25033                                      63-1201350
   (Commission File No.)                  (I.R.S. Employer Identification No.)


                              17 North 20th Street
                            Birmingham, Alabama 35203
                    (Address of Principal Executive Offices)


                                 (205) 326-2265
              (Registrant"s Telephone Number, Including Area Code)






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Item 9. Regulation FD Disclosure

         While we may from time to time be a party to various legal proceedings arising from the ordinary course of our business, we believe that, other than as set forth below, there are no proceedings threatened or pending against the Corporation at this time that will individually, or in the aggregate, materially or adversely effect the Corporation's business, financial condition or results of operations.

         The Bank is currently a defendant in various legal proceedings pending in state court arising out of certain losses that occurred in our Decatur branch in late 1999. When we discovered the loss, we moved immediately to collect monies and other assets from individuals and entities that we identified as being connected, directly or indirectly, to our loss. This resulted in a recovery of some of our losses, primarily through the transfer to The Bank of various assets, including the assets of one business directly involved in our loss. Subsequently, some of those individuals abandoned their agreement to work with The Bank and brought suit alleging various causes of action and requesting the return of assets that they had previously turned over to The Bank. Additionally, other individuals, who allege that they suffered a related loss, have brought suits making various claims on certain of the assets that were delivered to The Bank. These cases include: Bill Steenson and Jason Steenson v. The Bank, et al, Case No. CV 99-907; Hames v. The Bank, et al, Case No. CV 99-899; John C. Moses v. The Bank, et al, Case No. CV 00-158; Preston Peete v. The Bank, et al, Case No. CV 00-804. The Steenson case has now been settled, and the case has been dismissed. The Bank has reached a settlement in principle in the Moses case recently and is in the process of consummating that settlement. Neither of these settlements is expected to have a material adverse effect on our financial condition or our results of operations. On August 29, 2001, Community Spirit Bank amended its previously filed complaint to include The Bank as a defendant in the case styled Community Spirit Bank v. Howard Jackson d/b/a Magestic Auto Sales, et al., CV 99-195 filed in the Circuit Court of Franklin County. Community Spirit Bank alleges various causes of action against The Bank and one of its former officers arising out of the same facts that caused The Bank's loss as discussed above. Community Spirit Bank is claiming compensatory damages of $1.3 million and additional compensatory and punitive damages. The Bank has put its insurance carriers on notice and intends to vigorously defend these claims. We believe that we have strong claims and defenses in each lawsuit in which we are involved. While we believe that we will prevail in each lawsuit, there can be no assurance that the outcome of the pending, or any future, litigation, either individually or in the aggregate, will not have a material adverse effect on our financial condition of our results of operations.

         This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        THE BANC CORPORATION


                                        By       /S/ JAMES A TAYLOR, JR.
                                           -------------------------------------
                                                   James A. Taylor, Jr.
                                           President and Chief Operating Officer

Dated: September 20, 2001